Exhibit 99.1

Forrester Appoints LogMeIn Executive Chris Finn As New Chief Financial Officer

CAMBRIDGE, Mass., August 4, 2021 — Forrester (Nasdaq: FORR) today announced the appointment of Chris Finn as chief financial officer (CFO), effective September 13, 2021. Finn joins Forrester from LogMeIn, where he led financial planning and analysis (FP&A) and procurement as vice president. With extensive experience across all finance functions, including corporate strategy, finance operations, and investor relations, he will help the company accelerate its financial performance and achieve its goal of sustained double-digit contract value (CV) growth.

“Chris is joining Forrester at an exciting time — our CV growth engine is accelerating, our consulting and events businesses are thriving, and we just launched a new research product portfolio, Forrester Decisions,” said George F. Colony, Forrester’s chairman and chief executive officer. “Chris has tremendous experience in scaling global companies, leading mergers and acquisitions, and transforming and managing CV businesses. I am thrilled to welcome him into our already strong executive team and look forward to working with him as we continue to transform our business and drive shareholder value.”

Finn has more than 20 years of management and financial experience. At LogMeIn, a software-as-a-service company focused on unified communications and collaboration, he was responsible for FP&A and procurement, driving finance strategy and operational improvement across the organization. Prior to LogMeIn, he was the CFO of the $1 billion healthcare division at Nuance Communications. He has also held leadership positions in finance at Progress Software, First Wind, and Monster Worldwide. He is a native of the Boston area and graduated from the University of Miami in Florida. He also holds an MBA from the Questrom School of Business at Boston University.

“I am excited to join a company that is so focused on helping business and technology leaders use customer obsession to accelerate growth,” said Finn. “As CFO, I am looking forward to optimizing Forrester’s CV economic model as the company starts selling Forrester Decisions to deliver unprecedented value to clients.”

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, marketing, customer experience, product, and sales functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 675,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; over 52 million real-time feedback votes; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the anticipated start date of Forrester’s new chief financial officer, the acceleration of Forrester’s financial performance and CV growth engine, and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities, including the exit of the United Kingdom from the European Union; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; and any weakness in Forrester’s system of internal controls. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.